UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 19, 2012

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2012, we entered into a warrant purchase agreement with the bankruptcy trustee of Glencoe Acquisition, Inc. to purchase from Glencoe Acquisition, Inc. 1,000,000 of our own warrants for $4,000,000. Two warrants entitle the holder to purchase one share of our common stock for $9.10 per share. We issued the warrants in private placement to Glencoe Acquisition, Inc. in connection with our acquisition of policies from HomeWise in 2011. The warrant purchase agreement is subject to approval by the bankruptcy court. We have delivered a deposit of $500,000. The balance is due at closing, which is scheduled to take place one day following the bankruptcy court’s approval. A copy of the agreement appears as exhibit 10.8 to this form 8-K.

Item 2.03	Creation of a Direct Financial Obligation

See Item 1.01 for a description of a direct financial obligation in the amount of $3,500,000.

Item 9.01	Exhibits.

Exhibit 10.8 Warrant Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 19, 2012.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.